Exhibit 10.1

                          LOG POINT Technologies, Inc.
                          465 Fairchild Dr., Suite 111
                         Mountain View, California 94043
                                 (415) 967-3974

                            NON-DISCLOSURE STATEMENT
           EMPLOYEE PROPRIETARY AND CONFIDENTIAL INFORMATION AGREEMENT

In consideration of my initial contracting with LOG POINT Technologies, Inc. (("LOG POINT"; "Company") and any ensuing direct employment therewith and the compensation paid therefore:

1.I will devote my best efforts to the interest of LOG POINT and will not, without written consent of LOG POINT during my association with LOG POINT, engage in any activity, investment, interest or association (i) which is hostile or adverse to or competitive with LOG POINT or (ii) which so occupies my attention as to interfere with the proper and efficient performance of my duties at LOG POINT or (iii) which interferes with the independent exercise of my judgment in LOG POINT's best interest. I agree that I shall not use for the benefit of, or disclose to, LOG POINT any proprietary information of third parties (including my former employers). If I have any question as to what comprises such proprietary information, I shall consult with LOG POINT's Patent Counsel.

2. I have disclosed on the attached pages(s) all inventions, whether patented or not, which I own or in which I have a direct or indirect interest. If no such page is attached, then I agree that I do not own such an invention or have any such interest. I agree that if at LOG POINT, without the written permission of an officer of LOG POINT, I incorporate into a product, a process, a machine, or otherwise use an invention owned by me or in which I have an interest, Log Point shall be and is hereby granted a royalty-free, irrevocable, worldwide license to make, have made, use, and sell that invention, without restriction, to the extent of my ownership of interest.

3. I agree that, except as required or authorized by LOG POINT, I shall not, both during and after my employment, reveal to others any proprietary information, technical, financial, legal of otherwise, received or developed by me during my employment relating to the business of LOG POINT, nor shall I make use of any such information in any way competitive with LOG POINT. I promise to return all papers, films, documents, and other materials belonging to LOG POINT promptly upon termination of my association with LOG POINT.

4. I agree to promptly disclose, maintain written records of, and to assign, and do hereby assign to LOG POINT all right, title and interest in and to all ideas, discoveries, inventions and improvements, whether or not patents, which I make solely or jointly hereafter where such ideas, discoveries, inventions or improvements relate to any of LOG POINT's business or to LOG POINT's actual or demonstrably anticipated research or development, or were made during my working hours or with the use of LOG POINT's equipment, supplies, facilities or trade secret information.


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Non-disclosure Document

With respect to these ideas, discoveries, inventions and improvements, I agree: to execute all documents requested by LOG POINT to effect the above assignment to LOG POINT and to obtain U.S. and foreign patents; to communicate to LOG POINT any pertinent fact I know; and to testify as LOG POINT's request and expense in any interference or litigation which may arise during ar after my association with LOG POINT.

5. This Agreement does not apply to any invention which qualifies fully under
Section 2870 of the California Labor Code as one which cannot be required to be assigned to the Employer. I acknowledge that I have provided a copy of Section 2870 as an attachment to this Agreement. I agree, however, to disclose to LOG POINT all my inventions made solely or jointly with others during my employment by LOG POINT in accordance with Section 28706.

6. I further agree to abide faithfully by all LOG POINT rules and regulations. The initial contracting association and any ensuing employment with LOG POINT is not for a specific term and can be terminated by yourself or the Company at any time for any reason, with or without cause. Any contrary representations which may have been made or which may be made to you are superseded. The terms described in this letter are terms of your initial contracting association and any ensuing employment supplemental to those in your offer letter. Any additions or modifications of these terms would have to be written and signed by yourself and the Company President.


Dated: 5/2/94                                      Employee: Samuel P. Shanks


/s/  Lester C. Pickett                             /s/ Samuel P. Shanks
---------------------------                        -----------------------------
Witness                                           Employee (Signature)

Inventions listed on attached pages(s):

_______   Yes, (on _____ attached pages)

____X__  No


Accepted and agreed

LOG POINT Technologies, Inc.

By: /s/  Samuel P. Shanks
    -------------------------------

Title: President
       ----------------------------


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                             Non-disclosure Document

                    SECTION 2870 OF THE CALIFORNIA LABOR CODE

(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

         (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.